EXHIBIT 16. 1

August 2, 2007

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

I have read the statements about my firm included under Item 4 in the Form 8-K filing dated August 1, 2007 of Big Cat Energy Corporation and I am in agreement with the statements contained therein.

Very truly yours,

MICHAEL J. LARSEN
Michael J. Larsen, CPA